SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) December 3, 1999

                            MFN Financial Corporation
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               (Exact name of registrant as specified in charter)


Delaware                                1-10176                36-3627010
(State of other jurisdiction         (Commission              (IRS Employer
   of incorporation)                 File Number)         Identification No.)



                  100 Field Drive, Lake Forest, Illinois 60045
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               (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code (847) 295-8600
                                                   --------------



                                       n/a
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          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On December 3, 1999, the Board of Directors approved the Amended and Restated By-laws of the Corporation, which added Section 14 to Article II and
Section 21 to Article III with respect to stockholder proposals and nominations to the Board of Directors. In general, stockholders who wish to make proposals to be presented at an annual meeting of stockholders, but not have them included in the Corporation's proxy statement, must give notice to the Corporation in accordance with Section 14 of Article II and Section 21 of Article III of the By-Laws not less than 90 nor more than 120 days prior to the anniversary of the preceding year's annual meeting of stockholders. A copy of the Amended and Restated By-Laws of the Corporation is attached as Exhibit 3.2 to this Form 8-K.

         For the annual meeting to take place in 2000, stockholders wishing to include proposals in the Corporation's Proxy Statement and Form of Proxy, subject to SEC rules, must submit such proposals so that they are received by the Secretary of the Corporation at its Lake Forest headquarters by no later than January 10, 2000. Stockholders wishing to present proposals at the annual meeting (but not include them in the Proxy Statement) are required to notify the Secretary of the Corporation in writing in accordance with the By-law provisions referred to above at its Lake Forest headquarters by no later than January 31, 2000.


Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  Exhibit No.       Description of Document

                  3.2               Amended and Restated By-laws.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     MFN Financial Corporation

Date:  December 3, 1999             By:  /s/ Mark E. Dapier
                                         ---------------------------------------
                                    Its: Executive V.P. and Secretary